Exhibit 4.5

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT, DATED             , 2015, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

PW-

Dated:             , 2015

WARRANT TO PURCHASE

STOCK OF

CATALYST BIOSCIENCES, INC.

This certifies that                     , or assigns (collectively, the “Holder”), for value received, is entitled to purchase, at the applicable Stock Purchase Price (as define below), from CATALYST BIOSCIENCES, INC., a Delaware corporation (the “Company”), up to that number of fully paid and nonassessable shares of Warrant Securities (as defined below), equal to the quotient of: (a) twenty five percent (25%) multiplied by the principal amount of the convertible promissory note issued to the Holder pursuant to the Agreement (as defined below) at the Closing (b) divided by the applicable Stock Purchase Price. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

The term “Agreement” shall mean that certain Note and Warrant Purchase Agreement, dated             , 2015 by and among the Company and the investors set forth in the Schedule of Investors attached thereto as Exhibit A.

The term “Warrant Securities” shall mean the Equity Securities that the principal amount of the convertible promissory note issued to the Holder pursuant to the Agreement converts into.

The term “Stock Purchase Price” shall mean (i) in the case that the Warrant Securities are Qualified Financing Securities, the price per share of the Qualified Financing Securities paid by investors in the Qualified Financing (as adjusted for stock split, stock dividends, recapitalizations and the like), (ii) in the case that the Warrant Securities are Non-Qualified Financing Securities, the price per share of the Non-Qualified Financing Securities paid by investors in the Non-Qualified Financing (as adjusted for stock split, stock dividends, recapitalizations and the like), or (iii) in the case that the Warrant Securities are Series E Preferred Stock, $1.2706 (as adjusted for stock split, stock dividends, recapitalizations and the like).

The term “Exercise Price” shall mean the Stock Purchase Price.

This Warrant is issued pursuant to the terms of the Agreement. This Warrant is one of a series of warrants (the “Warrants”) having like tenor and effect (except for variations necessary to express the name of the holder and the date on which each Warrant is issued) issued or to be issued by the Company in accordance with the terms of the Agreement.

This Warrant shall be exercisable at any time from time to time from and after the date hereof (such date being referred to herein as the “Initial Exercise Date”) up to and including 5:00 p.m. (Pacific Time) until the 5th anniversary of the date hereof (the “Expiration Date”), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with (i) the Form of Subscription attached hereto duly completed and executed, (ii) payment pursuant to Section 2 of the aggregate Exercise Price for the number of Warrant Securities for which this Warrant is being exercised determined in accordance with the provisions hereof. Notwithstanding the foregoing, if Holder has not exercised this Warrant by the Expiration Date, then the exercise of this Warrant shall be deemed to have been automatically effected prior to the close of business on the Expiration Date pursuant to the Net Issuance provisions in Section 2 of this Warrant (the “Automatic Exercise”), except, if the Exercise Price is greater than the fair market value of one (1) share of the Warrant Securities for which this Warrant is being exercised, then the Automatic Exercise shall not occur. The Exercise Price and the number of Warrant Securities purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant.

1. Exercise; Issuance of Certificates; Acknowledgement. This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time from or after the Initial Exercise Date up to the Expiration Date for all or any part of the Warrant Securities (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the Warrant Securities purchased hereunder shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the Warrant Securities so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. Each certificate so delivered shall be in such denominations of the Warrant Securities as may be requested by the Holder hereof and shall be registered in the name of such Holder. In case of a purchase of less than all the Warrant Securities, the Company shall execute and deliver to Holder within a reasonable time an Acknowledgement in the form attached hereto indicating the number of Warrant Securities which remain subject to this Warrant, if any.

2. Payment for Shares. The aggregate purchase price for Warrant Securities being purchased hereunder may be paid either (i) by cash or wire transfer of immediately available funds, (ii) by surrender of a number of Warrant Securities which have a fair market value equal to the aggregate purchase price of the Warrant Securities being purchased (“Net Issuance”) as determined herein, or (iii) any combination of the foregoing. If the Holder elects the Net Issuance method of payment, the Company shall issue to Holder upon exercise a number of shares of Warrant Securities determined in accordance with the following formula:

X=	Y(A-B)
A

where:	X =	the number of Warrant Securities to be issued to the Holder;

	Y =	the number of Warrant Securities with respect to which the Holder is exercising its purchase rights under this Warrant;

	A =	the fair market value of one (1) share of the Warrant Securities on the date of exercise; and

	B =	the Exercise Price.

No fractional shares arising out of the above formula for determining the number of shares to be issued to the Holder shall be issued, and the Company shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the fair market value of one (1) share of the Warrant Securities on the date of exercise. For purposes of the above calculation, the fair market value of one (1) share of the Warrant Securities shall mean (a) if the Common Stock is then traded on a securities exchange, the average of the closing prices of such Common Stock on such exchange over the thirty (30) calendar day period (or portion thereof) ending three (3) days prior to the date of exercise, multiplied by the number of shares of Common Stock into which each share of the Warrant Securities is then convertible, (b) if the Common Stock is then regularly traded over-the-counter, the average of the closing sale prices or secondarily the closing bid of such Common Stock over the thirty (30) calendar day period (or portion thereof) ending three (3) days prior to the date of exercise, multiplied by the number of shares of Common Stock into which each share of the Warrant Securities is then convertible, or (c) if there is no active public market for the Common Stock, the fair market value of one share of the Warrant Securities as determined in good faith by the Board of Directors of the Company.

3. Shares to be Fully Paid. The Company covenants and agrees that all Warrant Securities which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof.

4. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

4.1 Subdivisions, Combinations and Dividends. In case the Company shall at any time subdivide its outstanding shares of capital stock into a greater number of shares or pay a dividend in capital stock in respect of outstanding shares of capital stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall be proportionately reduced, and conversely, in case the outstanding shares of the capital stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

4.2 Reclassification. In the event that the Warrant Securities are converted into any different securities, or if any reclassification of the capital stock of the Company shall be effected in such a way that holders thereof shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reclassification, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the capital stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such capital stock equal to the number of shares of such capital stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any reclassification described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

4.3 Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company’s Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.4 Other Notices. If at any time:

(1) the Company shall declare any cash dividend upon its capital stock; or

(2) there shall be any Liquidation Transaction (as defined in the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time) other than the Merger,

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, at least ten (10) days prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, the date on which the holders of capital stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of capital stock shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion or public offering, as the case may be.

5. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

6. Warrants Non-Transferable. Neither this Warrant nor any of the rights hereunder may be transferred, in whole or in part, without the prior written consent of the Company.

7. Lost Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

8. Amendment. Any term of this Warrant and all Warrants issued pursuant to the Agreement may be amended and the observance of any term of this Warrant and all Warrants issued pursuant to the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Warrants issued pursuant to the Agreement representing at least two-thirds of the Warrant Securities; provided any such amendment or waiver that affects by its terms any holder(s) in a manner that is different in any material respect from all holders shall require the approval of the Company, such holder(s) and the holders of at least two-thirds of the Warrant Securities issued pursuant to the Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company, the Holder and the holders of all Warrants issued pursuant to the Agreement.

9. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be made in accordance with Section 5.6 of the Agreement.

10. Governing Law; Venue. This Warrant is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Warrant shall be resolved exclusively by the state and federal courts located in the State of Delaware, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

*        *        *

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized as of the date first above written.

CATALYST BIOSCIENCES, INC.

By:

Name:	Nassim Usman, Ph.D.

Title:	President & Chief Executive Officer

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FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: Catalyst Biosciences, Inc.

The undersigned, the holder of a right to purchase shares of                      Stock of CATALYST BIOSCIENCES, INC., a Delaware corporation (the “Company”), pursuant to that certain Warrant to Purchase                      Stock of CATALYST BIOSCIENCES, INC. (the “Warrant”), dated as of             , 2015, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                                          (                ) shares of                      Stock of the Company and herewith makes payment of                                          Dollars ($        ) therefor by the following method:

(Check one of the following):

(check if applicable)	The undersigned hereby elects to make payment of Dollars ($ ) therefor in cash.

(check if applicable)	The undersigned hereby elects to make payment for the aggregate exercise price of this exercise using the Net Issuance method pursuant to Section 2 of the Warrant.

The undersigned represents that it is acquiring such securities for its own account for investment and not with a view to or for sale in connection with any distribution thereof and in order to induce the issuance of such securities makes to the Company, as of the date hereof, the representations and warranties set forth in Section 3 of the Note and Warrant Purchase Agreement, dated as of             , 2015, by and among the Company and the investors listed on Exhibit A thereto.

DATED:

[NAME OF HOLDER]

By:

Name:

Its:

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ACKNOWLEDGMENT

To: [name of Holder]

The undersigned hereby acknowledges that as of the date hereof,                      (                ) shares of                      Stock remain subject to the right of purchase in favor of [name of Holder] pursuant to that certain Warrant to Purchase                      Stock of CATALYST BIOSCIENCES, INC., dated as of             , 2015.

DATED:

CATALYST BIOSCIENCES, INC.

By:

Name:

Title:

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